Exhibit 99.1

Mediabistro Inc. Begins Trading on OTCQX®

NEW YORK – June 6, 2014– Mediabistro Inc. (OTCQX: MBIS), a leading producer of 3D printing and Bitcoin trade shows, has been approved to trade on OTCQX®. Mediabistro previously traded on The NASDAQ Capital Market.

Mediabistro begins trading today on OTCQX under the symbol “MBIS.” U.S. investors can find current financial disclosures and Real-Time Level 2 quotes for the company on www.otcmarkets.com.

About Mediabistro Inc.

Mediabistro Inc. is a leading producer of 3D printing and Bitcoin trade shows. Mediabistro also provides services for social media, traditional media, and creative professionals. Service offerings include an online job board, news and analysis, trade shows and events, and online and in-person courses.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: recent turmoil and trading platform closures in the Bitcoin market; the competitive environment in which Mediabistro competes; the unpredictability of Mediabistro’s future revenues, expenses, cash flows and stock prices; Mediabistro’s ability to maintain its listing on OTCQX and comply with additional laws and regulations applicable to companies the securities of which are not listed on a national securities exchange; the market liquidity for the company’s common stock and the ability to sell the company’s common stock in the secondary market.  For a more detailed discussion of such risks and uncertainties, refer to Mediabistro’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Mediabistro assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current Mediabistro press releases can be found online at http://www.mediabistro.com/corporate/press.html

For information on Mediabistro, contact:

Natalie Bonacasa

press@mediabistro.com

212-547-7870